UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2011

HATTERAS FINANCIAL CORP.

(Exact name of registrant specified in its charter)

Maryland	001-34030	26-1141886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Oakwood Drive

Suite 340

Winston Salem, North Carolina 27103

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 760-9331

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2011, the compensation and governance committee of the board of directors of Hatteras Financial Corp. (the “Company”) approved the grant of an aggregate of 150,150 shares of time-based restricted stock under the Company’s Equity Incentive Plans to Michael R. Hough, Chairman and Chief Executive Officer, Benjamin M. Hough, President and Chief Operating Officer, Kenneth A. Steele, Chief Financial Officer, Treasurer and Secretary, William H. Gibbs, Jr., Executive Vice President and Co-Chief Investment Officer and Frederick J. Boos, II, Executive Vice President and Co-Chief Investment Officer. The grants were designed to recognize scope of responsibilities, reward demonstrated performance and leadership over the past year, motivate future superior performance, deter the Company’s named executive officers from seeking other employment opportunities and align the interests of the executive officers with the shareholders’ interests. The compensation and governance committee approved the following time-based restricted stock awards:

Michael R. Hough	46,922
Benjamin M. Hough	41,292
Kenneth A. Steele	26,276
William H. Gibbs, Jr.	17,830
Frederick J. Boos, II	17,830

The shares are scheduled to vest ratably on an annual basis over a five-year period. All of the awards are issued and outstanding as of the grant date (August 4, 2011), and the awardee is entitled to receive dividends as declared and paid on the shares and to vote the shares from the date of grant.

The Company is externally managed by Atlantic Capital Advisors LLC and does not compensate its executive officers directly with salaries or other cash compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HATTERAS FINANCIAL CORP.

By:	/s/ Kenneth A. Steele
Kenneth A. Steele
Chief Financial Officer, Treasurer and Secretary

Dated: August 10, 2011

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